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                                                                      Exhibit 21




                           SUBSIDIARY OF B.H.I.T. Inc.
                      Formerly BANYAN HOTEL INVESTMENT FUND

          Name of Subsidiary                     State of Organization
          ------------------                     ---------------------

          BHF Merger Corp.                              Illinois

          BNC Santa Barbara Corp.                       Illinois